UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

GORDON POINTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38363	82-1270173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Fifth Avenue South

Naples, FL 34102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 960-4687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one Warrant	GPAQU	Nasdaq Capital Market
Class A common stock, $0.0001 par value per share	GPAQ	Nasdaq Capital Market
Warrants to purchase Class A common stock	GPAQW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2019, the Company held a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the Amendment No. 3 to Definitive Proxy Statement on Schedule 14A (File No. 001-38363) filed by the Company with the Securities and Exchange Commission on June 4, 2020.

There were 5,997,592 shares of common stock of the Company issued and outstanding on June 1, 2020, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 5,835,185 shares voted by proxy or in person, representing approximately 97% of the total shares outstanding as of the Record Date. The final voting results for each matter submitted to a vote of the stockholders of the Company at the Special Meeting are as follows:

Proposal No. 1. The Business Combination Proposal. To approve the Merger Agreement was approved as follows:

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

The Charter Amendments Proposals. To approve the following material differences from the proposed Amended and Restated Certificate of Incorporation of Holdings and the Company’s current amended and restated certificate of incorporation:

Proposal No. 2. Changing the name of Holdings to “Hall of Fame Resort & Entertainment Company.”

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 3. Having a single class of common stock and an authorized 100,000,000 shares of common stock.

For	Against	Abstain	Broker Non-Votes
5,834,094	1,091	0	0

Proposal No. 4. Fixing the number of directors of Holdings at eleven, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office.

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 5. Dividing the board of directors of Holdings into three classes with staggered three-year terms.

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 6. Providing that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 7. Removing various provisions applicable only to special purpose acquisition corporations contained in the Company’s current amended and restated certificate of incorporation (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 8. Conditioned upon the approval of Proposals No. 2 through 7, a proposal to approve the proposed Amended and Restated Certificate of Incorporation of Holdings as a whole, which includes the approval of all other changes in the proposed Amended and Restated Certificate of Incorporation as of the closing of the Business Combination.

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Proposal No. 9. The Incentive Plan Proposal. To approve and adopt the GPAQ Acquisition Holdings, Inc. 2020 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,834,185	1,000	0	0

Item 7.01 Regulation FD Disclosure.

In connection with the Special Meeting, stockholders elected to redeem 852 shares of the Company’s Class A common stock issued in the Company’s initial public offering, par value $0.0001 per share. Following such redemptions, the amount remaining in the trust account will be approximately $31.03 million.

Item 8.01 Other Information.

On June 30, 2020, the Company and HOFV issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDON POINTE ACQUISITION CORP.

	By:	/s/ James J. Dolan
Name: James J. Dolan
Title: Chief Executive Officer

Dated: July 2, 2020

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